UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

GREENHUNTER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail
GRAPEVINE, TEXAS (Address of principal executive offices)	76051 (Zip Code)
Registrant’s telephone number, including area code: (972) 410-1044

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On May 3, 2010, GreenHunter Energy, Inc.’s wholly-owned subsidiary, GreenHunter BioFuels, Inc. (“BioFuels”), a refiner and producer of EN and ASTM quality biodiesel, received a notice from WestLB AG (the “Lender”), that BioFuels is currently in default of its existing credit agreement between BioFuels and the Lender. This credit agreement documents BioFuels’ existing project financing term loan and working capital line of credit with the Lender. The loan facilities are secured predominantly by BioFuels’ existing biodiesel refinery and associated assets located in Houston, Texas and are non-recourse to the parent company, GreenHunter Energy, Inc. In addition, the Lender has notified the depositary where the BioFuels’ bank accounts are being held to no longer honor any requests for transfer or withdrawal by BioFuels of funds in such accounts.
Pursuant to the terms and conditions of the last amendment to the credit agreement, the Lender had previously agreed to waive any claims of event(s) of default until April 30, 2010.
BioFuels has already provided the Lender with a viable game plan to restructure the existing project financing indebtedness on the refinery and associated assets. While the Lender and BioFuels are continuing their negotiations to restructure the existing credit agreement, there can be no assurance that an ultimate agreement between the parties can be reached.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER ENERGY, INC.
	By:	/s/ Morgan F. Johnston
Morgan F. Johnston
Date: May 6, 2010		Senior Vice President, General Counsel and Secretary